SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-12


                             NET PERCEPTIONS, INC.
               (Name of Registrant as Specified in Its Charter)
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Not applicable

(2) Aggregate number of securities to which transaction applies: Not applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

(4) Proposed maximum aggregate value of transaction: Not applicable

(5) Total fee paid: Not applicable

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not applicable

(2) Form, Schedule or Registration Statement No.: Not applicable

(3) Filing Party: Not applicable

(4) Date Filed: Not applicable

Contact:
Tom Donnelly
President and Chief Financial Officer
Net Perceptions, Inc.
952-842-5400
tdonnelly@netperceptions.com



              Net Perceptions Announces Amendment of Rights Plan;
       Company Addresses Unsolicited Obsidian Enterprises Exchange Offer

MINNEAPOLIS - Net Perceptions, Inc. (Nasdaq: NETP) today announced that it has amended its Stockholder Rights Plan so that the rights issued thereunder will not be separately distributed to Net Perceptions stockholders and become exercisable solely as a result of the commencement of a tender offer or exchange offer for all outstanding shares of Net Perceptions common stock. In addition, the amendment provides that the rights will not "flip-in" and entitle a holder to purchase Net Perceptions shares at a discount upon consummation of such an offer which results in the bidder beneficially owning at least 85% of the outstanding shares of Net Perceptions common stock, excluding for purposes of determining the number of shares of common stock outstanding those shares owned by directors who are also officers of Net Perceptions. Pursuant to the amendment, the rights will also not be triggered by a subsequent merger of Net Perceptions with such a bidder in which Net Perceptions stockholders receive the same consideration as was paid or issued in the tender offer or exchange offer. The amendment also clarifies that stockholders who enter into voting agreements or understandings solely regarding voting on Net Perceptions' proposed plan of liquidation and dissolution will not be deemed to beneficially own the shares owned by the other parties to such agreements or understandings. A copy of the amendment to the Stockholder Rights Plan is being filed today with the SEC as an exhibit to a current report on Form 8-K, and the foregoing description of the amendment is qualified in its entirety by reference to such copy.

Separately, Net Perceptions stated that the unsolicited exchange offer of Obsidian Enterprises, Inc. for shares of Net Perceptions common stock was and is being considered by Net Perceptions' board of directors, and that on or before December 31, 2003, Net Perceptions will advise its stockholders whether it recommends acceptance or rejection of the offer, expresses no opinion and remains neutral toward the offer, or is unable to take a position with respect to the offer, and the reasons for its position. Accordingly, Net Perceptions requests that Net Perceptions' stockholders defer making a determination whether to accept or reject the offer until its board of directors makes its formal recommendation.

Additional Information About the Plan of Liquidation and Where to Find It
-------------------------------------------------------------------------

In connection with the proposed plan of complete liquidation and dissolution, on November 4, 2003, Net Perceptions filed with the Securities and Exchange Commission (SEC) preliminary forms of, and may file with the SEC revised preliminary and definitive forms of, a proxy statement and other relevant materials. SECURITY HOLDERS OF NET PERCEPTIONS SHOULD READ THE APPLICABLE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT NET PERCEPTIONS AND THE PLAN OF LIQUIDATION. Investors and security holders may obtain a copy of the applicable proxy statement and such other relevant materials (when and if they become available), and any other documents filed by Net Perceptions with the SEC, for free at the SEC's web site at www.sec.gov, or for free from Net Perceptions by directing a request to: Net Perceptions, Inc., 7700 France Avenue South, Edina, Minnesota 55435, Attention: President.

Net Perceptions and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Net Perceptions' stockholders with respect to the proposed Plan of Complete Liquidation and Dissolution. Information regarding the direct and indirect interests of Net Perceptions' executive officers and directors in the proposed Plan of Complete Liquidation and Dissolution is included in the preliminary form of, and will be included in any revised preliminary and definitive form of, the proxy statement filed with the SEC in connection with such proposed Plan.